Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

POSITIVE OPINION FOR EXPANDED LABEL OF CUBICIN RECEIVED

 FROM EUROPEAN REGULATORY AUTHORITY; DECISION EXPECTED THIS SEPTEMBER

EMEA Scientific Committee Reviewed Data from Cubist’s Landmark Phase 3 Trial of Staphylococcus aureus Bacteremia and Endocarditis

Lexington, MA, July 25, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today reported that the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Agency for the Evaluation of Medicinal Products (EMEA), has issued a positive opinion recommending approval of an expanded Marketing Authorization for CUBICIN ® (daptomycin for injection). The CHMP positive opinion, issued by the EMEA on July 19th, recommends expansion of the CUBICIN label to include right-sided infective endocarditis (RIE) due to Staphylococcus aureus (S. aureus) as well as S. aureus bacteremia (SAB) when associated with RIE or with complicated skin and soft-tissue infections (cSSTI). The Marketing Authorization Holder for CUBICIN in Europe is Novartis. CUBICIN was originally approved by the EMEA in January of 2006 for cSSTI caused by Gram-positive bacteria.

Mike Bonney, President and Chief Executive Officer of Cubist, said: “This is another important milestone for CUBICIN in Europe and reflects the dedicated efforts of the Novartis team, with support from Cubist, in preparing the file for submission and responding quickly to questions from the committee.”

The positive opinion from the CHMP is the final step before formal approval of a variation to the terms of the marketing authorization for CUBICIN in the 27 member states of the European Union, Iceland, Liechtenstein and Norway. The CHMP is a scientific body that reviews medicinal product applications on their scientific and clinical merit and provides advice on their approval to the European Commission (EC), including recommendations about product labeling. The final decision regarding an expanded label for CUBICIN in the EU will be made by the European Commission and is expected in September.

Novartis is authorized, through an exclusive license agreement, to develop and commercialize CUBICIN in Western and Eastern Europe, Australia, New Zealand, India, and certain Central American, South American and Middle Eastern countries. Under the terms of the agreement, Novartis is responsible for regulatory filings in those territories.

About CUBICIN

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).  CUBICIN is also approved in the U.S. as therapy for bloodstream infections (bacteremia), including right-sided endocarditis, caused by S. aureus.  CUBICIN is not indicated for the treatment of pneumonia.  Most adverse events reported in clinical trials were mild to moderate in intensity.  The most common were anemia, constipation, diarrhea, nausea, vomiting, injection site reactions, and headache.  To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by bacteria susceptible to CUBICIN. For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i)  the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii)   any changes in the current or anticipated market demand or medical need for CUBICIN; (iii)   any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv)  competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (v)  whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (vi)  whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in other countries; (vii)  legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (viii)   changes in government reimbursement for our or our competitors’ products; (ix)  whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (x) our ability to conduct successful clinical trials in a timely manner; (xi) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xii)  the ability of our third party manufacturers, including our single source provider of active pharmaceutical ingredient, or API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (xiii) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xiv) our ability to finance our operations; (xv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (xvi) potential costs resulting from product liability or other third party claims; (xvii) our ability to protect our proprietary technologies; (xviii)  our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results; (xix) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

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